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Exhibit 24.1   Consent of Haskell & White LLP


HASKELL & WHITE LLP
CERTIFIED PUBLIC ACCOUNTANTS
                                                         4901 Birch Street
                                           Newport Beach, California 92660
                                                  Telephone (714) 833-8312
                                                        Fax (714) 833-9421





               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We consent to the incorporation by reference in this Registration Statement of DMI, Inc. on Form S-8 of our report dated August 8, 1997, appearing in the Annual Report on Form 10-KSB of DMI, Inc. for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




                                                HASKELL & WHITE LLP
                                                Certified Public Accountants



Newport Beach, CA
September 4, 1997